UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PARK CITY GROUP, INC.
(Name of Registrant as Specified In Its Charter)
_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARK CITY GROUP, INC.
3160 Pinebrook Road
Park City, Utah 84098
435-645-2000

September 23, 2011
Dear Stockholders of Park City Group, Inc.:

    You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Park City Group, Inc., which will be held at Park City Group’s corporate offices located at 3160 Pinebrook Road, Park City, Utah, on October 20, 2011 at 9:00 a.m., local time. Details of the business to be conducted at the 2011 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In order for us to have an efficient Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

    Our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

    We look forward to seeing you at the Annual Meeting.

Sincerely,

RANDALL K. FIELDS Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card as soon as possible. Returning your proxy will help us assure that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy.

PARK CITY GROUP, INC.
3160 Pinebrook Road
Park City, Utah 84098
435-645-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 20, 2011

Dear Stockholders of Park City Group, Inc.:

    We are pleased to invite you to attend the Annual Meeting of Stockholders of Park City Group, Inc., a Nevada corporation, which will be held at Park City Group’s corporate offices located at 3160 Pinebrook Road, Park City, Utah, 84098, on October 20, 2011 at 9:00 a.m., local time, for the following purposes:

1.	the election of seven directors to our Board of Directors, each to serve until the next Annual Meeting of stockholders and until his respective successor is elected and qualified;

2.	ratifying the appointment of HJ & Associates, LLC as our independent auditors for the fiscal year ending June 30, 2012; and

3.	such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These matters are more fully discussed in the attached Proxy Statement.

    The close of business on September 20, 2011 (the “Record Date”), has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only holders of record of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, 3160 Pinebrook Road, Park City, Utah, 84098, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.  We are providing a copy of our Annual Report on Form 10-K for the year ended June 30, 2011 with the accompanying Proxy Statement.

    Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

    Park City Group’s Board of Directors unanimously recommends that you vote “FOR” the Annual Meeting proposals, all of which are described in detail in the accompanying Proxy Statement.

    Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on October 20, 2011:  The Annual Report and Proxy Statement are available online at www.proxyconnect.com/parkcitygroup.

By Order of the Board of Directors,

Randall K. Fields
Chief Executive Officer, Chairman and Director
Park City, Utah
September 23, 2011

PARK CITY GROUP, INC.
1360 Pinebrook Road
Park City, Utah 84098

PROXY STATEMENT

    The enclosed proxy is solicited on behalf of the Board of Directors of Park City Group, Inc., a Nevada corporation (the “Company”), for use at the 2011 Annual Meeting of Stockholders to be held on October 20, 2011 at 9:00 a.m., local time, and at any adjournment or postponement thereof, at The Company’s corporate offices located at 3160 Pinebrook Road, Park City, Utah, 84098. These proxy solicitation materials were mailed on or about September 23, 2011, to all stockholders entitled to vote at our Annual Meeting.

Voting

    The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement.  On September 20, 2011, the Record Date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, we had outstanding 11,657,901 shares of our Common Stock, 672,670 shares of our Series A Convertible Preferred Stock (“Series A Preferred”), and 411,927 shares of our Series B Convertible Preferred Stock (“Series B Preferred”), each of which are entitled to vote at the Annual Meeting.  Each share of Series A Preferred and Series B Preferred is convertible into 3.33 and 2.5 shares of Common Stock, respectively.  Each holder of Common Stock is entitled to one vote for each share of Common Stock, and each holder of Series A Preferred and Series B Preferred is entitled to 3.33 and 2.5 votes for each share of Series A Preferred and Series B Preferred held by such stockholder on September 20, 2011. As of the Record Date, the outstanding shares represented 14,927,710 votes, consisting of 11,657,901 attributable to Common Stock, 2,239,991 attributable to Series A Preferred and 1,029,818 attributable to Series B Preferred.

Quorum

    In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote

    Stockholders may not cumulate votes in the election of directors. For Proposal 1, the seven nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected. For Proposal 2, the affirmative vote of holders representing a majority of the voting shares represented at the Annual Meeting in person or by proxy and entitled to vote will be required for approval of such proposal, as well as for any other matters that are proposed at the Annual Meeting.

Abstentions and Broker Non Votes

    Abstentions will be counted as shares that are present for purposes of determining a quorum.  For Proposal 1, abstentions are excluded entirely from the vote and do not have any effect on the outcome.  For the approval of Proposal 2, and any other proposed matters, abstentions will not be counted as votes cast for or against such proposals.

    If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.” Broker non-votes are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present.  For Proposal 1, broker non-votes have no effect on the outcome of the election.  For the approval of Proposal 2, broker non-votes will not be counted as votes cast for or against such proposal. For the approval of any other proposed matter, broker non-votes have the practical effect of a vote against such proposal.  Whether brokers have discretion to vote on other proposals and, if they do not, the effects of broker non-votes on such other proposals will depend on the nature of such other proposals.

Proxies

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the directors proposed by our Board, (ii) FOR ratification of the appointment of the independent auditors for fiscal year 2012, and (iii) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

    You may revoke or change your proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our principal executive offices at 3160 Pinebrook Road, Park City, Utah, 84098, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting alone will not revoke your proxy.  If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

Solicitation

    We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail and telephone.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of seven directors, each of whom is nominated to be elected at the Annual Meeting. Each of the nominees has confirmed that he will be able and willing to serve as a director if elected. If any of the nominees become unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors.   Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated for election as directors at our Annual Meeting Randall K. Fields, Robert W. Allen, Peter T. Brennan, C. Manly Molpus, Robert P. Hermanns, James R. Gillis and Robert S. Krause.

Our Certificate of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than one member, and that upon any change in the number of members, any newly created directorships or eliminated directorships shall be apportioned by the remaining members of the Board of Directors or by stockholders.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting, including shares of Common Stock issuable upon conversion of our Series A Preferred and Series B Preferred. The seven nominees receiving the highest number of affirmative votes will be elected. Accordingly, under Nevada law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Fields, Allen, Brennan, Molpus, Hermanns, Gillis and Krause.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF
HJ & ASSOCIATES, LLC TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

    Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors appointed HJ & Associates, LLC as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

    The Board of Directors may terminate the appointment of HJ & Associates, LLC as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board of Directors deems such termination necessary or appropriate.

    Representatives of HJ & Associates, LLC will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Required Vote and Recommendation

    Ratification of the selection of HJ & Associates, LLC as the Company’s independent auditors for the fiscal year ending June 30, 2012 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Under Nevada law and the Company’s Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of HJ & Associates, LLC, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of HJ & Associates, LLC as the Company’s independent auditors for the fiscal year ending June 30, 2012.

    The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of HJ & Associates, LLC as Park City Group’s independent auditors for the fiscal year ending June 30, 2012.

DIRECTORS

    The following table sets forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any directors and executive officers.

Name of Nominee	Age	Title

Randall K. Fields	64	President, Chief Executive Officer and Chairman
Robert P. Hermanns	67	Director
Robert W. Allen	68	Director
Richard S. Krause	50	Director
James R. Gillis	59	Director
Peter T. Brennan	63	Director
C. Manly Molpus	69	Director

Randall K. Fields has been the Chief Executive Officer, and Chairman of the Board of Directors since June 2001.  Mr. Fields founded the Company in 1990 and has been its President, Chief Executive Officer, and Chairman of the Board since its inception.  Mr. Fields has been responsible for the strategic direction of the Company since its inception.  Mr. Fields co-founded Mrs. Fields Cookies with his then wife, Debbi Fields.  He served as Chairman of the Board of Mrs. Fields Cookies from 1978 to 1990.  In the early 1970's Mr. Fields established a financial and economic consulting firm called Fields Investment Group.  Mr. Fields received a Bachelor of Arts degree in 1968 and a Masters of Arts degree in 1970 from Stanford University, where he was Phi Beta Kappa, Danforth Fellow and National Science Foundation Fellow.  The Nominating and Corporate Governance Committee believes that Mr. Field’s expertise in the Company’s industry and markets following his founding of the Company in 1990, his extensive sales, marketing and technical background and experience, and his knowledge of business, allow him to bring a unique understanding of the industries and markets in which the Company operates, as well as an entrepreneurial vision to the Company and the Board of Directors.

Robert P. Hermanns joined the Company in March 2007 as Senior Vice President, and served in that capacity until November 2009. Mr. Hermanns is currently a member of the the Company’s Board of Directors. Mr. Hermanns has over 40 years of experience in all phases of retail and wholesale grocery operations, and is currently Director of Food Industry Management Programs at the Marshall School of Business at the University of Southern California. Mr. Hermanns was President and Chief Executive Officer and Vice Chairman of the Board of Directors of Associated Grocers, Inc. from 2002 through 2005. He is also the former Chief Operating Officer of Weis Markets, a $2.0 billion NYSE company operating 163 retail food markets in the Mid-Atlantic States. Prior to joining AG and Weis Markets, Mr. Hermanns enjoyed a 30-year career with American Stores Company, an $18.0 billion food and drug retailer, where he held a number of executive management positions including Chief Operating Officer for Procurement and Logistics. A graduate of Western Michigan University with a BS degree in Food Marketing, Mr. Hermanns also holds an MBA from the University of Southern California.  The Nominating and Corporate Governance Committee believes that Mr. Hermanns’ experience as the former President and Chief Executive Officer of one of the leading suppliers to independent retail supermarkets, as well as his extensive senior executive experience with leading retail food and drug retailers, contributes to the Board of Directors’ understanding of the markets served by the Company, including the Board of Directors’ perspective on the strategic interests of potential clients, and the viability of various commercial strategies.  His previous experience as a senior executive of the Company also allows him to provide a unique perspective of and extensive knowledge on the industries in which the Company operates.

Robert W. Allen joined the Board of Directors in October 2007. Mr. Allen is a seasoned executive with many years experience as Chairman, President and Chief Executive Officer of businesses ranging in size from $200 million to $2.5 billion.  Mr. Allen has over thirty years experience in the dairy industry, most notably as a catalyst for developing companies and a turn-around agent for troubled companies or divisions. Mr. Allen was most recently Chief Executive Officer of Southern Belle Dairy where he established a leadership team to reposition the company and developed a position in the market place for the branding of its products.  Prior to this, he was Executive Vice President of Borden, Inc. where he was recruited to turn around the largest and most trouble division of the company.  He is also the immediate past Chair of Kid Peace International, a $160 million non-profit agency assisting children in crises.  The Nominating and Corporate Governance Committee believes that Mr. Allen’s years of experience in an area of growth for the Company, the dairy industry, as well as his extensive experience developing and managing companies in senior executive roles, add significant value to the Company and its Board of Directors in assessing challenges in one of its growth markets, and in addressing organizational and development issues facing the Company.

Richard S. Krause joined the Board of Directors in January 2008. Mr. Krause is a seasoned executive with many years of experience in senior leadership roles with consumer packaged goods manufacturers and marketers such as Procter & Gamble, Newell Rubbermaid and ConAgra Foods.  Mr. Krause has over twenty years of experience in leading organizations through significant milestones and inflection points by creating motivated, highly competitive, and winning cultures. Mr. Krause is currently President and Chief Executive Officer of Rage Outdoors, LLC, a manufacturer and marketer of innovative, industry-leading archery brands, which he joined in March 2011.  From July 2008 to February 2011, Mr. Krause was President and Chief Executive Officer of New England Confectionery Company, Inc., a multi-brand candy company.  Prior to New England Confectionery, Mr. Krause was President and Chief Executive Officer of Elan Nutrition (a Sun Capital Affiliate), a leading manufacturer, formulator and marketer of highly functional nutritional products.  Mr. Krause also served as President and Chief Operating Officer of ConAgra Foods’ Deli Foods and Packaged Meats Groups.    Throughout his career, Mr. Krause has consistently developed and instituted share increasing, cost saving, and revenue building programs for several well-known consumer packaged goods brands.  The Nominating and Corporate Governance Committee believes that Mr. Krause possesses significant expertise in senior leadership roles leading organizations through periods of substantial growth and development, including consumer packaged goods companies, therefore providing the Company and its Board of Directors with valuable input regarding issues facing the Company and its Board of Directors as the Company executes its business plan.

James R. Gillis joined the Board of Directors in February 2008. Mr. Gillis is President, Chief Operating Officer and Co-CEO of Source Interlink Companies, Inc., a premier marketing, merchandising and fulfillment company of entertainment products where he has been instrumental in developing annual revenues in excess of $1.9 billion and over 95 business units in the US.   While at Source Interlink, Mr. Gillis has also developed and maintained relationships with public equity investors, hedge funds, stock analysts, investment banks and private equity firms, both domestically and internationally, while creating a marketing infrastructure to provide a portfolio of fully integrated products and services in 110,000 locations for more than 1,000 retail chains.  Prior to his tenure with Source Interlink, he was President, Chief Executive Officer, and owner of Brand Manufacturing Corporation, a leading designer and manufacturer of retail display systems. Previously, he was Managing Partner of Aders, Wilcox, Gillis Group, a global developer of trade relationships serving major brand marketers and retailers worldwide.  The Nominating and Corporate Governance Committee believes that Mr. Gillis’ experience as a senior executive with one of the premier marketing, merchandising and fulfillment companies, together with his extensive experience dealing with the capital markets, provides the Company and its Board of Directors with valuable input regarding prospective sales opportunities and leads, and expertise in the area of public company finance.

Peter T. Brennan joined the Board of Directors in January 2009.  Mr. Brennan is the former President and Vice Chairman of Daymon Worldwide, Inc.  Daymon Worldwide specializes in the sales and marketing of private label consumer products, working with some of the leading retail, wholesale and foodservice companies in the U.S. and in more than 20 other countries.  Mr. Brennan earned a Bachelor of Arts degree from Michigan State University, and is active in a number of professional organizations, including the Agribusiness program at Harvard Business School, and is a member of the Private and Public Scientific Academic and consumer Food Policy Group.  The Nominating and Corporate Governance Committee believes that Mr. Brennan’s extensive experience as a senior executive with a worldwide company working with consumer packaged goods suppliers and retailers provides the Company and its Board of Directors with an in-depth understanding to the various challenges and opportunities facing the Company in the markets and industries it serves.

C. Manly Molpus joined the Board of Directors in July 2010.  Mr. Molpus is currently the President of The Molpus Advisory Group, where he provides strategic counsel on industry and public affairs to the consumer packaged goods industry.  From 1990 to 2006, Mr. Molpus served as President and Chief Executive Officer of the Grocery Manufacturers Association (“GMA”), which represents the world’s leading branded food, beverage and consumer products companies.  Prior to joining GMA, Mr. Molpus was President and Chief Executive Officer of the American Meat Institute.  He also served as Vice President of Corporate Affairs for The Kroger Company, the nation’s largest supermarket chain, where he directed the company’s government and public affairs activities.  The Nominating and Corporate Governance Committee believes that Mr. Molpus’ years of experience working in the consumer packaged goods and supermarket industries, including his service as President and Chief Executive Officer of GMA, provides the Company and the Board of Directors with valuable insight and perspective into the industries and markets served by the Company.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or nominee during the past ten years.

Director Compensation

    The outside directors of the Company, consisting of James R. Gillis, Richard S. Krause, Robert W. Allen, Peter Brennan, Robert P. Hermanns and C. Manly Molpus, receive the following compensation:

•
Annual cash compensation of $10,000 payable at the rate of $2,500 per quarter. The Company has the right to pay this amount in the form of shares of Common Stock, and did so for all compensation owed directors during fiscal 2011; and

•
Upon appointment, outside directors receive a grant of $75,000 payable in shares of the Company’s restricted Common Stock calculated based on the market value of the shares of Common Stock on the date of grant. The shares vest ratably over a five year period.

    The following table sets forth information concerning the compensation earned during fiscal 2011 by our current directors:

Name	Stock Awards ($) (1)	Total ($)

James R. Gillis	25,000	25,000
Richard S. Krause	25,000	25,000
Robert W. Allen	25,000	25,000
Peter Brennan	25,000	25,000
C. Manly Molpus	25,000	25,000
Robert P. Hermanns	10,000	10,000

(1)
Stock awards consist solely of stock grants of fully vested Common Stock.  Amounts shown do not reflect compensation actually received by the director.  Instead, the amounts shown reflect the compensation costs recognized by the Company during the fiscal year for stock awards as determined pursuant to FAS 123R.

GOVERNANCE AND BOARD MATTERS

Term of Office

    The Company’s Certificate of Incorporation provides for one class of directors comprising the Board of Directors. Directors serve from the time they are duly elected and qualified until the next Annual Meeting of stockholders or their earlier death, resignation or removal from office.

Director Independence

    The Board has determined that all of its members, other than Mr. Fields, who serves as the Company’s Chief Executive Officer, and Mr. Hermanns, who previously served as the Company’s Senior Vice President – Sales, are “independent” within the meaning of Section 803(A) of the AMEX Company Guide, and Securities and Exchange Commission rules regarding independence.

Code of Ethics and Business Conduct

    In August 2008, the Company and its Board of Directors unanimously adopted a new Code of Ethics and Business Conduct, which replaced the Code of Ethics adopted in 2005.  The Company’s Code of Ethics and Business Conduct is posted at the Company’s website located at www.parkcitygroup.com.

Stockholder Communications with the Board of Directors

    Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Corporate Secretary, Park City Group, Inc., 3160 Pinebrook Road, Park City, Utah, 84098. All communications received by the Corporate Secretary are relayed to the Board of Directors of Park City Group. Members of the Board of Directors are not required to attend the Annual Meeting.

MEETINGS AND COMMITTEES OF DIRECTORS

    The Board of Directors met six times and acted two times by unanimous written consent during the fiscal year ended June 30, 2011. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the Company’s directors who served during 2011 attended or participated in no less than 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during 2011.

    The following table represents the composition of each committee of the Board of Directors:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Randall K. Fields	-	-	-
Robert P. Hermanns	-	-	-
Robert W. Allen	Member	Chairman	-
Richard S. Krause	Chairman	-	Member
James R. Gillis	-	Member	Member
Peter T. Brennan	Member	-	Chairman
C. Manly Molpus	-	Member	Member
No. of Meetings Held in 2011	4	1	1

    Audit Committee. The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy it that the accountants are independent of management. The Audit Committee currently consists of Richard S. Krause (Chairman), Robert W. Allen, and Peter T. Brennan, each of whom is a non-management member of our Board of Directors. Richard S. Krause is also our Audit Committee financial expert as currently defined under Securities and Exchange Commission rules.  We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and the current rules of the Securities and Exchange Commission rules and regulations.

    Compensation Committee. The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans and employee stock purchase plan. The Compensation Committee currently consists of Robert W. Allen (Chairman), James R. Gillis and C. Manly Molpus, each of whom is a non-management member of our Board of Directors. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and the current rules of the Securities and Exchange Commission rules and regulations.

    Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The current members of the Nominating and Corporate Governance committee are Peter T. Brennan (Chairman), James R. Gillis, C. Manly Molpus and Richard S. Krause. We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and the current rules of the Securities and Exchange Commission rules and regulations.

    For a stockholder to submit a candidate for consideration to the Nominating and Corporate Governance Committee, a stockholder must notify the Company’s Corporate Secretary. To make a recommendation for director nomination in advance of an Annual Meeting, a stockholder must notify the Company’s Corporate Secretary in writing no later than 120 days prior to the anniversary of the date of the prior year’s Annual Meeting Proxy Statement. Notices should be sent to the following address:

Park City Group, Inc.
3160 Pinebrook Road
Park City, Utah 84098
Attn: Corporate Secretary

    All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the Securities and Exchange Commission.

EXECUTIVE OFFICERS

    The following table sets forth information regarding the executive officers of the Company:

Name	Age	Title

Randall K. Fields	64	Chief Executive Officer, Chairman of the Board and Director
David Colbert	42	Vice President and Chief Financial Officer

    The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal from office.

    Randall K. Fields has been the Chief Executive Officer, and Chairman of the Board of Directors since June 2001.  Mr. Fields founded the Company in 1990 and has been its President, Chief Executive Officer, and Chairman of the Board since its inception.  Mr. Fields has been responsible for the strategic direction of the Company since its inception.  Mr. Fields co-founded Mrs. Fields Cookies with his then wife, Debbi Fields.  He served as Chairman of the Board of Mrs. Fields Cookies from 1978 to 1990.  In the early 1970's Mr. Fields established a financial and economic consulting firm called Fields Investment Group.  Mr. Fields received a Bachelor of Arts degree in 1968 and a Masters of Arts degree in 1970 from Stanford University, where he was Phi Beta Kappa, Danforth Fellow and National Science Foundation Fellow.

David Colbert joined the Company in July 2010 as Vice President and Chief Financial Officer. Prior to joining the Company, he was co-founder, Chief Financial Officer and Vice President of Operations for Sendside Networks, Inc., a privately held software-as-a-service company.  Earlier in his career, Mr. Colbert spent 14 years with Kimberly-Clark Corporation, a Standard & Poor’s 500 company, where he held various positions of increasing responsibility in finance, accounting and strategic planning.  In his final Kimberly-Clark role, Mr. Colbert was responsible for all accounting, reporting and strategic analysis for a wholly-owned subsidiary.  Mr. Colbert holds a Bachelors degree in Finance and Marketing from the University of Iowa and an MBA from Emory University.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth certain information about the compensation paid or accrued during the year ended June 30, 2011 to our Chief Executive Officer and our Chief Financial Officer, our only executive officer, other than our Chief Executive Officer, who was serving as an executive officer as of June 30, 2011 and whose annual compensation exceeded $100,000 during such year (collectively the "Named Executive Officers").
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		All Other Compensation ($)		Total ($)

Randall K. Fields	2011	325,000	(2)	71,875	(3)	66,000	(4)	73,865	(5)	536,740
Chief Executive Officer and Chairman of the Board	2010	300,000	(2)	-		66,000	(4)	68,483	(5)	434,483

David Colbert	2011	150,625		-		38,000		-		188,625
Chief Financial Officer	2010	5,682		-		-		-		5,682

(1)
Stock awards consist solely of shares of restricted Common Stock. Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by the Company during the fiscal year for stock awards as determined pursuant to FAS 123R.

(2)	$275,000 and $250,000 of Mr. Fields’ cash compensation was paid to Fields Management, Inc., a management company wholly-owned by Mr. Fields, during 2011 and 2010, respectively.
(3)
Represents the value of 18,915 shares of Common Stock, which vested during the reporting period. The shares were originally issued in June 2010, and are valued as of the date of issuance, or $3.80 per share.

(4)
Represents the value of 60,000 shares of Common Stock issued to Fields Management, Inc. which vested during the reporting period.  The shares were originally issued in July 2009 under the terms of a Services Agreement between the Company and Fields Management, Inc., and are valued as of the date of issuance, or $1.10 per share.

(5)
These amounts include premiums paid on life insurance policies of $25,344 for each of 2011 and 2010; computer related expenses of $6,000 for each of 2011 and 2010; Company car related expenses of $19,920 and $16,897 for each of 2011 and 2010, respectively; medical premiums of $10,601 and $8,242 for each of 2011 and 2010, respectively; and reimbursement for certain accounting services of $12,000 for each of 2011 and 2010, respectively.

Employment Arrangements

    The Company has an Employment Agreement with its Chief Executive Officer, Randall K. Fields, dated April 9, 2009, pursuant to which Mr. Fields is to be employed by the Company in the position of Sales Department Manager through June 30, 2013 for annual compensation of $50,000.    In addition, on April 9, 2009, the Company entered into a Services Agreement with Fields Management, Inc. (“FMI”), to provide certain executive management services to the Company, including designating Mr. Fields to perform the functions of President and Chief Executive Officer for the Company (“Executive”).  The Services Agreement amends and replaces the Services Agreement between FMI and the Company, dated July 1, 2005.  Randall K. Fields, FMI’s designated Executive, who currently serves as the Company’s Chairman of the Board, President and Chief Executive Officer, controls FMI. Under the terms of the Services Agreement, which continues through June 30, 2013, FMI is paid an annual base fee of $325,000, payable in equal semi-monthly installments.  In addition, FMI is entitled to the following:

●	an incentive bonus based upon the Company’s achievement of performance goals determined each year by the Compensation Committee of the Company’s Board of Directors;
●	up to $1,200 per month for reimbursement of a vehicle of Executive’s choice;
●	an annual allowance of up to $6,000 for computer equipment;
●	600,000 shares of Common Stock of the Company, subject to a pro-rata (10) ten-year vesting schedule;
●	payment of premiums for health insurance; and
●	reimbursement for certain accounting expenses.

    The Company is also obligated to maintain two term life insurance policies in the name of the Executive for $10.0 million each, with the beneficiary of one to be designated by the Executive, and the other to be designated by the Company.

Outstanding Equity Awards at Fiscal Year-End

    The following table generally sets forth the number of outstanding equity awards that have not been earned or vested or that have not been exercised for each of the Named Executive Officers as of June 30, 2011.  No other equity awards otherwise reportable in this table have been granted to any of our Named Executive Officers.

	Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)

Randall K. Fields	—	—	—	480,000	2,035,200
David Colbert	—	—	—	40,000	169,600

Transactions with Related Persons, Partners and Control Persons

    In July 2010, the Company issued a total of 10,000, 349,626, and 52,301 shares of its Series B Preferred to Julie Fields, Riverview Financial Corp (“Riverview”), and Robert Allen, respectively (collectively, the “Related Parties”), in consideration for the termination of certain notes issued to the Related Parties by the Company in the amounts set forth below (the “Series B Exchange”), which amounts represent principal (the “Related Party Notes”) due and payable under the Related Party Notes. Ms. Fields is the spouse of Randy Fields, the Chief Executive Officer of the Company.  Riverview Financial Corp. is an entity controlled by Mr. Fields.  Robert Allen is a director of the Company.

    The Related Party Notes were originally issued in September 2008, in the case of the Related Party Notes issued to Mr. Allen and Riverview Financial Corp., and December 2008 in the case of the Related Party Note issued to Ms. Fields, and were issued principally to finance a portion of the purchase price of shares of Series E Preferred Stock of Prescient Applied Intelligence, Inc. (“Prescient”) purchased by the Company. The purchase transaction was the first step in a plan to acquire Prescient in a merger transaction consummated in January 2009.  In addition, the Related Party Note issued to Riverview Financial Corp. partially reflected certain fees owed to Riverview by the Company in the amount of $35,124 for guaranteeing amounts owed by the Company under a line of credit with the Bank, and $5,263 representing certain late fees owed Riverview by the Company resulting from the failure by the Company to pay certain amounts to Riverview under the terms of a Services Agreement between the Company and Riverview, dated July 1, 2005.  The amounts under the Related Party Notes that were terminated in consideration for the issuance of the Series B Preferred, and the number of shares of Series B Preferred issued in connection with the Series B Exchange, is set forth below:

	Principal	Shares of Series B Preferred
Julie Fields	$100,000	10,000
Riverview Financial Corp.	$3,496,260	349,626
Robert Allen	$523,014	52,301
	$4,119,274	411,927

AUDIT COMMITTEE REPORT

    The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. HJ & Associates, LLC, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors the Company’s financial reporting process and reports to the Board on its findings.

    In fulfilling its oversight responsibilities, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.
The Audit Committee has discussed with HJ & Associates, LLC, its independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.
The Audit Committee has received from HJ & Associates, LLC, its independent registered public accounting firm the written disclosures regarding the independent registered public accounting firm’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with HJ & Associates, LLC the firm’s independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the Securities and Exchange Commission.

    The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Richard S. Krause (Chair)
Robert W. Allen
Peter T. Brennan

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

    The Audit Committee has selected HJ & Associates, LLC as the independent accountants of the Company for the fiscal year ending June 30, 2012. Representatives of HJ & Associates, LLC are expected to be present at the Annual Meeting or be available by telephone, and are expected to be available to respond to questions. They will also be afforded an opportunity to make a statement if they desire to do so.

    Previously, the Audit Committee of the Board of Directors of the Company appointed HJ & Associates, LLC as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal years ended June 30, 2011, 2010, 2009 and 2008.

    The following table presents approximate aggregate fees and other expenses for professional services rendered by HJ & Associates, LLC for the audit of the Company’s annual financial statements for the years ended June 30, 2011 and 2010 and fees and other expenses for other services rendered during those periods.

	2011	2010

Audit Fees	$56,000	$77,500
Audit-Related Fees		-
Tax Fees	$15,000	13,000
All Other Fees	-	-
Total	$71,000	$90,500

Audit Fees

    Audit fees in 2011 and 2010 relate to services rendered in connection with the audit of the Company’s consolidated financial statements.

Tax Fees

    Tax fees in 2011 and 2010 include fees for services with respect to tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies

    The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by HJ & Associates, LLC in fiscal 2011 and 2010. Such procedures govern the ways in which the Audit Committee pre-approves audit and various categories of non-audit services that the auditor provides to the Company.  Services which have not received pre-approval must receive specific approval of the Audit Committee. The Audit Committee is to be informed of each such engagement in a timely manner, and such procedures do not include delegation of the Audit Committee’s responsibilities to management.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

    There have been no changes in or disagreements with accountants on accounting and financial disclosure.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
 AND RELATED STOCKHOLDER MATTERS

    The following table sets forth information regarding shares of our Series A Preferred and Series B Preferred beneficially owned as of September 20, 2011 by:

(i)	each of our officers and directors;
(ii)	all officers and directors as a group; and
(iii)
each person known by us to beneficially own five percent or more of the outstanding shares of our Preferred Stock.  Percent ownership is calculated based on 672,670 shares of our Series A Preferred and 411,921 shares of our Series B Preferred outstanding at September 20, 2011.

	Series A Preferred		Series B Preferred
Name	No. of Shares	% Ownership of Class	No. of Shares	% Ownership of Class

Hillson Partners LP	65,131	9.68%	-	-
Riverview Financial Corp.	-	-	349,626	84.88%
Robert W. Allen	-	-	52,301	12.70%
Randall K. Fields	6,510	*	-	-
* Less than 1%

    The following table sets forth information regarding shares of our Common Stock beneficially owned as of September 20, 2011 by:  (i) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of our Common Stock.

Name	Common Stock		Common Stock Options Exercisable Within 60 Days	Common Stock Purchase Warrants Exercisable Within 60 days	Total Stock and Stock Based Holdings (1)	% Ownership of Class (1)
Randall K. Fields (2)(5)	5,643,622	(3)	-	-	5,643,622	44.87
Riverview Financial, Corp (4)	5,643,622	(3)	-	-	5,643,622	44.87
Robert Hermanns (5)	61,490		-	-	61,490	*
David Colbert (5)	12,991	(6)	-	-	12,991	*
James R. Gillis (5)	73,544		-	-	73,544	*
Robert W. Allen (5)	506,278	(7)	-	-	506,278	4.26
Richard S. Krause (5)	43,544		-	-	43,544	*
Peter Brennan (5)	42,904		-	-	42,904	*
C. Manly Molpus (5)	8,020		-	-	8,020	*

Goldman Capital Management	1,457,532		-	-	1,457,532	12.50
Directors and Officers as a Group (8 persons)	6,392,393		-	-	6,392,393	49.87
 * Less than 1%

(1)
For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after September 20, 2011. For purposes of computing the percentage of outstanding common shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after September 20, 2011, are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.  As of September 20, 2011, there were 11,657,901 shares of our Common Stock issued and outstanding.

(2)
Includes 651,152 shares of Common Stock held in the name of Riverview Financial Corp., 30,667 held in the name of Julie Fields and 90,467 shares of Common Stock held in the name of Fields Management, Inc. of which Randall K Fields is the beneficial owner.

(3)
Includes 21,700 shares issuable upon conversion of 6,510 shares of Series A Preferred held in the name of Randall K. Fields.  Includes 874,065 shares issuable upon conversion of Series B Preferred held in the name of Riverview Financial Corp., 25,000 shares issuable upon conversion of Series B Preferred held in the name of Julie Fields.

(4)
Includes 3,950,571 shares of Common Stock held in the name of Randall K. Fields, 30,667 held in the name of Julie Fields and 90,467 shares of Common Stock held in the name of Fields Management, Inc. which is beneficially controlled by Randall K. Fields.

(5)	Officers and directors of the Company.
(6)	Includes 1,000 shares of Common Stock held jointly with Mr. Colbert’s spouse.
(7)
Includes 46,243 shares of Common Stock held in trust, in which Susan Allen is the trustee.  Includes 54,260 and 54,263 shares issuable upon conversion of 16,278 and 16,279 shares of Series A Preferred for Mr. and Mrs. Allen, respectively.  Includes 130,753 shares issuable upon conversion of Series B Preferred.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the Securities and Exchange Commission on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities).  Directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

    To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2011, each of our directors failed to report the issuance of shares to them in consideration for the payment of director fees owed to them during such fiscal year, and one of our directors, Peter Brennan, failed to file a Form 3 upon appointment to our Board of Directors.  In addition, we had one late filing for Mr. Fields relating to the acquisition of shares of Series A Preferred.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals

    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals to be presented at our 2012 Annual Meeting and included in our Proxy Statement and form of proxy relating to that Annual Meeting must be received by us at our principal executive offices at 3160 Pinebrook Road, Park City, Utah, 84098, addressed to our Corporate Secretary, not later than May 22, 2012. These proposals must comply with applicable Nevada law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

    Stockholders who intend to present a proposal at such Annual Meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to us at the aforementioned address not later than May 22, 2012.

    We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Stockholder Communications with the Board of Directors

    Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Corporate Secretary, Park City Group, Inc., 3160 Pinebrook Road, Park City, Utah, 84098. All communications received by the Corporate Secretary are relayed to the Board of Directors of the Company. Members of the Board of Directors are not required to attend the Annual Stockholders Meeting.

Other Matters

    At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

    The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 is being mailed to all stockholders of record as of the Record Date concurrently with the mailing of this Proxy Statement. The Annual Report on Form 10-K, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

    The Board of Directors invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

    PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors,
Randall K. Fields
Chief Executive Officer, Chairman and Director

PARK CITY GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF PARK CITY GROUP, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

    The undersigned revokes all previous proxies and constitutes and appoints Randall K. Fields and Edward Clissold, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock, Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock of Park City Group, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3160 Pinebrook Road, Park City, Utah 84098, at 9:00 a.m., local time, on October 20, 2011, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2 which have been proposed by our Board of Directors, and in his or her discretion, upon other matters as may properly come before the Annual Meeting.

(continued and to be signed on reverse side)

Please Detach and Mail in the Envelope Provided

☒ Please mark your votes as indicated in this example.

1.	ELECTION OF DIRECTORS.
				FOR	WITHHELD

				☐	☐
Nominees:
VOTE FOR all the nominees listed; except vote withheld from the following nominee(s) (if any):
		01	Randall K. Fields
		02	Robert P. Hermanns
		03	Robert W. Allen
		04	Richard S. Krause
		05	James R. Gillis
		06	Peter T. Brennan
		07	C. Manly Molpus
________________________________________
				FOR	AGAINST	ABSTAIN
2.	RATIFYING THE APPOINTMENT OF HJ & ASSOCIATES, LLC AS PARK CITY GROUP’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2012			☐	☐	☐

IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐	I WILL ATTEND THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder ___________________ Signature of Stockholder ____________________ Dated: _________, 2011
IF HELD JOINTLY

    Note:     This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.